Consent of Independent Registered Public Accounting Firm

The Board of Directors
Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Astoria Financial Corporation, related to the Astoria Financial Corporation 2007 Non-Employee Directors Stock Plan, of our reports dated February 26, 2007, with respect to (i) the consolidated statements of financial condition of the Astoria Financial Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of Astoria Financial Corporation.

/s/ KPMG LLP

New York, New York
November 20, 2007